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                                                                    EXHIBIT 99.1

[PERSISTENCE LETTERHEAD AND LOGO]

FOR IMMEDIATE RELEASE                                              PRESS RELEASE
Editorial Contacts:                 Professional Investment Community and Media:
Lesley Daley
Persistence Software, Inc.          Joe Diaz or Kristen Klein
1-650-372-3696                      RCG Capital Markets Group, Inc.
1-866-875-1905                      1-480-675-0400
lesley.daley@btopenworld.com

Ana Bolitho/Liz Barrass
KAIZO
Tel: + 44 (0) 20 7580 8852
ana.bolitho@kaizo.net or
liz.barrass@kaizo.net

                   PERSISTENCE SOFTWARE SECURES $1.1M FINANCING

         SAN MATEO, CALIF. -- DECEMBER 3, 2003 --Persistence(R) Software (Nasdaq: PRSW), a leading provider of application data management software, today announced that a group of private investors has made a direct investment in 300,000 newly issued Persistence common shares in a private placement.

         The investment, amounting to $1.119 million, was made at a price of $3.73 per share, which represented the fair market value of the common stock based on the average of the five day closing sale price ending on the date the purchase agreement was signed. In addition, Persistence issued warrants to purchase an aggregate of 60,000 shares to the investors and a warrant to purchase 30,000 shares to the placement agent, Security Research Associates
(SRA). The exercise price for the warrant shares is $4.48 per share (a 20% premium over the fair market value). It is anticipated that the shares will be registered for resale with the Securities and Exchange Commission pursuant to a post-effective amendment to Persistence's existing Registration Statement on Form S-3 on or before December 31, 2003.

         "This funding is an important validation of our data services strategy by several technically sophisticated investors and allows us to focus now on building revenue for our EdgeXtend product line," said Chris Keene, President and CEO of Persistence Software.

         Persistence intends to use the net proceeds from the financing to provide working capital. Persistence plans to file a Current Report on Form 8-K to reflect the impact of this investment on a pro-forma basis on Persistence's balance sheet as of September 30, 2003.

ABOUT PERSISTENCE

         Founded in 1991, Persistence is a publicly traded company (Nasdaq:
PRSW). Persistence Software provides innovative software tools to manage application data. Persistence products have helped over 100 leading companies achieve breakthrough performance, scalability and developer productivity, including Adobe, Applied Biosystems, Citigroup, Eurocontrol, FedEx, Fiducia AG, Motorola, NetJets, Prebon Yamane, Reuters, and Sabre.


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         For IT architects who need a best-of-breed data layer to build data-intensive systems such as financial trading and real-time logistics, Persistence Software provides patented data layer functionality through our "Data Services" products. Persistence Data Services software makes low-level application data management details transparent to developers, delivering improved productivity, performance, scalability and reliability for mission-critical applications.


Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties, which could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Persistence Software's limited operating history, potential fluctuations in our operating results, our potential need to raise cash in the future, uncertainties related to our long sales cycle, our reliance on a relatively small number of customers, our dependence on the Java programming language and the Enterprise JavaBeans standard becoming widely accepted standards, failure to manage our resources or attract and retain the services of key employees, our need to deliver products that are free of defects and errors and meet rapidly changing technology standards and customer requirements, our need to build a strong direct sales team and develop third party sales channels, our dependence on enterprise-wide system deployments, and our need to address competition from companies with substantially greater resources. Further information regarding these and other risks and uncertainties is included in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and our other filings with the Securities and Exchange Commission. Persistence currently holds U.S. Patents Nos. 5,499,371; 5,615,362; 5,706,506; and 6,078,926. Persistence(R) is a registered trademark of Persistence Software, Inc. All other product, trademark, company, or service names mentioned herein are the property of their respective owners.